TOWER BANCORP INC.
CONSOLIDATED INCOME STATEMENT
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
(UNAUDITED)                                          THREE               THREE
                                                    MONTHS               MONTHS
INTEREST INCOME                                    03-31-04             03-31-03
-----------------------------                   -----------------   -----------------
INTEREST AND FEES ON LOANS                       $      2,895,491     $     3,121,596
INTEREST ON INVESTMENT SECURITIES                         550,339             548,689
INTEREST ON FED FUNDS SOLD                                      0                   0
                                                -----------------   -----------------
                                                 $      3,445,830     $     3,670,285
INTEREST EXPENSE
-------------------------------
INTEREST ON DEPOSITS                                      544,451             733,972
INTEREST ON OTHER BORROWED MONEY                          438,474             376,698
                                                -----------------   -----------------
                                                 $        982,925     $     1,110,670
                                                -----------------   -----------------
NET INTEREST INCOME                              $      2,462,905     $     2,559,615
PROVISION FOR LOAN LOSSES                                  90,000              90,000
                                                -----------------   -----------------
NET INTEREST INCOME AFTER PROVISION              $      2,372,905     $     2,469,615

OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME                 $        372,051     $       341,843
OTHER OPERATING INCOME                                     91,575             105,174
INVESTMENT SECURITIES GAINS (LOSSES)                      566,725             917,817
                                                   --------------      --------------
                                                 $      1,030,351     $     1,364,834
                                                   --------------      --------------
OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS                $      1,077,775     $       937,545
OCCUPANCY EXPENSE                                         121,666             112,603
FURNITURE AND FIXTURE EXPENSE                             141,837             130,220
OTHER OPERATING EXPENSES                                  676,165             715,887
                                                -----------------   -----------------
                                                 $      2,017,443     $     1,896,255
                                                -----------------   -----------------
INCOME BEFORE TAXES                              $      1,385,813     $     1,938,194
APPLICABLE INCOME TAXES                                   365,000             532,000
                                                 ----------------    ----------------

NET INCOME                                       $      1,020,813     $     1,406,194
                                                        =========           =========

NET INCOME PER SHARE:                                       $0.59               $0.81


NUMBER OF SHARES OUTSTANDING                            1,735,146           1,735,094
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